June 24, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Carnival Corporation & Carnival plc (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 on Form 8-K of Carnival Corporation & plc dated June 23, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida

PricewaterhouseCoopers LLP, 4040 West Boy Scout Boulevard, Suite 1000, Tampa, FL 33607 T: (813) 229 0221, F: (813) 229 3646, www.pwc.com/us